UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2014

WESTERN REFINING LOGISTICS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36114	46-3205923
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 West Mills Avenue, Suite 200

El Paso, Texas 79901

(Address of principal executive office) (Zip Code)

(915) 534-1400

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Contribution Agreement

On September 25, 2014, Western Refining Logistics, LP (the “Partnership”) entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) by and among the Partnership, Western Refining, Inc. (“Western”), Western Refining Southwest, Inc., a wholly-owned subsidiary of Western (“WRSW”), and Western Refining Logistics GP, LLC, the general partner of the Partnership (the “General Partner”). Pursuant to the terms of the Contribution Agreement, the Partnership has agreed to acquire from WRSW all of the outstanding limited liability company interests of Western Refining Wholesale, LLC (“WRW”), in exchange for total consideration of $360 million, which will be payable to Western in $320 million of cash and the issuance of approximately 1.16 million common units representing limited partner interests in the Partnership (the “Transaction”). The Partnership intends to fund the cash component of the consideration with a combination of cash-on-hand, borrowings under the Partnership’s existing credit facility or issuance of debt securities. On the closing date of the Transaction, WRW will own primarily all of Western’s southwest wholesale assets.

The Contribution Agreement has customary representations and warranties regarding the assets of WRW and the Transaction, as well as customary covenants and indemnity provisions. The parties have agreed in to indemnify each other with regards to breaches of their respective representations and warranties set forth in the Contribution Agreement. In addition, Western has agreed to indemnify the Partnership with respect to liabilities related to certain historical assets and operations of WRW that are not being contributed to the Partnership under the Contribution Agreement. The consummation of the Transaction is subject to the satisfaction of customary closing conditions, including, among other things, the receipt of specified third-party consents and approvals, the absence of legal impediments prohibiting the Transaction and the absence of a material adverse effect on the business, assets, liabilities or results of operations or condition of WRW. There is no assurance that all of the conditions to the consummation of the Transaction will be satisfied. We currently expect the Transaction to close on or about October 15, 2014.

In connection with the closing of the Transaction, the Partnership will enter into the following commercial agreements with Western, each of which will have an initial ten-year term and will be subject to extension or renewal as mutually agreed upon by the Partnership and Western.

Product Supply Agreement – Western will supply and the Partnership will purchase approximately 79,000 barrels per day of refined products for sale to the Partnership’s wholesale customers. The agreement includes product pricing based upon OPIS or Platts indices on the day of delivery.

Fuel Distribution and Supply Agreement – Western will agree to purchase a minimum of 645,000 barrels per month of branded and unbranded motor fuels for its retail and cardlock sites at a price equal to the Partnership’s product cost at each terminal, plus actual transportation costs, plus a margin of $0.03 per gallon.

Crude Oil Trucking Transportation Services Agreement – Western will agree to utilize the Partnership’s crude oil trucks to haul a minimum of 1.525 million barrels of crude oil each month. Western will agree to pay a flat rate per barrel based on the distance between the applicable pick-up and delivery points plus monthly fuel adjustments and customary applicable surcharges.

The terms of the Transaction were unanimously approved on behalf of the Partnership by the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of the General Partner. The Conflicts Committee, composed of independent members of the Board of Directors of the General Partner, retained independent legal and financial advisors to assist it in evaluating and negotiating the Transaction. In approving the Transaction, the Conflicts Committee based its decisions in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership is fair to the Partnership and its subsidiaries and the unaffiliated common unitholders of the Partnership from a financial point of view.

The Contribution Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the foregoing description of the Contribution Agreement is qualified in its entirety by reference to such exhibit.

Relationships

Each of the Partnership, the General Partner, WRSW and WRW is a direct or indirect subsidiary of Western. As a result, certain individuals, including officers and directors of Western, the Partnership and the General Partner, serve as officers and/or directors of more than one of such other entities. Western owns through its wholly-owned subsidiaries 6,998,500 common units (not including the 1.16 million common units anticipated to be issued to Western in connection with the closing of the Transaction) representing limited partner interests of the Partnership and all of the subordinated units representing limited partner interests in the Partnership. In addition, the General Partner owns a non-economic general partner interest in the Partnership.

Cautionary Statement on Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are protected by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about the future: closing of the Transaction, including (i) the entrance into a product supply agreement, a fuel distribution and supply agreement, and a crude oil trucking transportation agreement and (ii) the satisfaction of closing conditions, including, among other things, the receipt of specified third-party consents and approvals, the absence of legal impediments prohibiting the Transaction and the absence of a material adverse effect on the business, assets, liabilities or results of operations or condition of WRW; and the form of the consideration payable to Western by the Partnership. These statements are subject to the general risks inherent in the Partnership’s businesses and may or may not be realized. Some of the Partnership’s expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, the Partnership’s business and operations involve numerous risks and uncertainties, many of which are beyond the Partnership’s control, which could materially affect the Partnership’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting the Partnership’s business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and the Partnership does not undertake any obligation to (and each expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Item 7.01	Regulation FD Disclosure.

On September 25, 2014, the Partnership and Western issued a joint press release relating to the Transaction, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Contribution, Conveyance and Assumption Agreement, dated as of September 25, 2014, by and among Western Refining, Inc., Western Refining Southwest, Inc., Western Refining Logistics GP, LLC and Western Refining Logistics, LP.

99.1	Joint Press Release of Western Refining Logistics, LP and Western Refining, Inc. issued September 25, 2014, relating to the Transaction.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted exhibit or schedule to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN REFINING LOGISTICS, LP By: Western Refining Logistics GP, LLC, its general partner

Dated: October 1, 2014	By:	/s/ Gary R. Dalke
	Name:	Gary R. Dalke
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Contribution, Conveyance and Assumption Agreement, dated as of September 25, 2014, by and among Western Refining, Inc., Western Refining Southwest, Inc., Western Refining Logistics GP, LLC and Western Refining Logistics, LP.

99.1	Joint Press Release of Western Refining Logistics, LP and Western Refining, Inc. issued September 25, 2014, relating to the Transaction.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted exhibit or schedule to the U.S. Securities and Exchange Commission upon request.